               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      Zygo Corporation
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                ZYGO CORPORATION
                               LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455
                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                          TO BE HELD NOVEMBER 13, 2003

    The Annual Meeting of Stockholders of ZYGO CORPORATION will be held at Lyman Homestead at Lyman Orchards, Lyman Road, Middlefield, Connecticut on
November 13, 2003, at 10:00 a.m. local time, for the following purposes:

    1. To elect nine directors for the ensuing year.

    2. To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

    Stockholders of record at the close of business on September 18, 2003 are entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors

                                           PAUL JACOBS,
                                           Secretary

October 6, 2003

                   --------------------------------------------
                            YOUR VOTE IS IMPORTANT
                   --------------------------------------------

    Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                                ZYGO CORPORATION
                               LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                          ---------------------------
                                 PROXY STATEMENT
                          ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 13, 2003

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of our Common Stock, par value $.10 per share, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on November 13, 2003, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of ZYGO. Proxies will be mailed to stockholders on or about October 6, 2003, and will be solicited chiefly by mail; however, certain of our officers, directors, and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, or other personal contact. We will bear the cost of all solicitation expenses, including costs of preparing, assembling, and mailing proxy material.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ZYGO a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of our Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified on the proxy card. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on September 18, 2003 (the record date for the Annual Meeting) are entitled to notice of and to vote at the Annual Meeting or any and all adjournments or postponements thereof. On September 18, 2003, there were 17,730,344 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

                                 PROPOSAL NO. 1
                         ELECTION OF BOARD OF DIRECTORS

    Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the nine nominees named below, each of whom is presently a director of ZYGO. Each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

    EACH PROXY RECEIVED WILL BE VOTED 'FOR' THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY.

    All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

                                      PRINCIPAL OCCUPATION DURING PAST FIVE                 DIRECTOR
NOMINEE                               YEARS AND CERTAIN OTHER DIRECTORSHIPS           AGE    SINCE
-------                               -------------------------------------           ---    -----
Eugene G. Banucci...........  Chairman and chief executive officer of ATMI, Inc. (a   60      2003
                                supplier of specialty materials, and related
                                equipment and services, to the semiconductor
                                industry) for more than the last five years.

Paul F. Forman..............  Chairman Emeritus as of November 1998; Chairman of the  69      1970
                                Board from June 1970 to November 1998; independent
                                consultant to and Board member of ZYGO and a number
                                of hi-tech private companies for more than the last
                                five years.

Samuel H. Fuller............  Vice President of Research and Development of Analog    57      2003
                                Devices, Inc. (a manufacturer of precision high-
                                performance integrated circuits) for more than the
                                last five years.

Seymour E. Liebman..........  Executive Vice President and General Counsel of Canon   54      1993
                                U.S.A., Inc. for more than the last five years.

Robert G. McKelvey..........  Chairman and President of George McKelvey Co., Inc.     66      1983
                                (an investment advisor and securities broker-dealer)
                                for more than the last five years.

J. Bruce Robinson...........  Chairman, President, and Chief Executive Officer of     61      1999
                                ZYGO since November 2000; President and Chief
                                Executive Officer of ZYGO since November 1999;
                                President of ZYGO from February 1999 to November
                                1999; and President Worldwide Operations of The
                                Foxboro Company from 1996 to 1998.

Robert B. Taylor............  Senior Vice President for Finance and Administration    56      1988
                                of the Colonial Williamsburg Foundation since January
                                2001; and Vice President and Treasurer of Wesleyan
                                University from April 1985 to January 2001.

Bruce W. Worster............  Private Investor since 2001; Vice President, Strategic  60      2002
                                Manufacturing Technology of JDS Uniphase Corporation
                                from 1999 to 2001; and President of Ultrapointe
                                Corporation (a subsidiary of JDS Uniphase) from 1997
                                to 1998.

Carl A. Zanoni..............  Senior Vice President, Technology of the Company since  62      1970
                                November 2001; Vice President, Technology from June
                                1998 to November 2001; and Vice President of
                                Research, Development and Engineering from April
                                1992 to June 1998.

                               BOARD OF DIRECTORS

    Twelve meetings of the Board of Directors were held in fiscal 2003.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Corporate Governance/Nominating Committee to assist it in the discharge of its responsibilities.

    The Audit Committee is responsible for the appointment, compensation, and oversight of the independent auditors employed by ZYGO to prepare or issue an audit report or related work, oversees the accounting and financial reporting processes and audits of the financial statements, approves services provided by the independent auditors and reviews the procedures and policies with respect to internal accounting controls. Fourteen meetings of the Audit Committee were held in fiscal 2003. Messrs. Liebman, Taylor, and Worster presently are the members of the Audit Committee and are independent in accordance with the NASDAQ listing standards. The Audit Committee's charter, as amended, is attached to this Proxy Statement as Appendix A.

    The Compensation and Stock Option Committee supervises ZYGO's compensation policies, administers the employee incentive plans, reviews officers' salaries and bonuses, approves significant employee benefits and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Banucci, Forman, Liebman, and McKelvey presently are the members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met twice during fiscal 2003.

    The Corporate Governance/Nominating Committee considers candidates (and potential candidates) for the office of director of our Company, who are brought to its attention from whatever source, and recommends to the full Board the names of those persons, willing to serve, whom they believe it will be in our overall best interest to have fill any available vacancy or vacancies. Stockholders who wish to propose director candidates for consideration by the Corporate Governance/Nominating Committee may do so by writing to our Secretary, giving the candidate's name, biographical data, and qualifications. The Corporate Governance/Nominating Committee also serves as our corporate governance committee, charged with reviewing and reporting to the Board on matters relating to the relationship of the Board, the stockholders, and management in determining the direction and performance of our company. Messrs. Forman, Fuller, Taylor, and Worster presently are the members of the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee had two meetings during fiscal 2003.

    It is contemplated that the membership of various of these Board Committees may change during this next fiscal year in order to comply with newly adopted and proposed federal securities laws and regulations and regulations of NASDAQ.

    Each director attended at least 75% of the total number of meetings held during fiscal 2003 of the Board and Committees on which he served that were held during the period in which the individual served as a Board or Committee member.

    Effective August 19, 2003, each new director who is not also an employee of ZYGO or any of our subsidiaries (a 'Non-Employee Director') generally is granted an option to purchase 12,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after our last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service. Each other Non-Employee Director (including individuals who may have been new Non-Employee Directors in prior years) is granted an option to purchase 6,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant and will have a ten year term. In addition, Non-Employee Directors receive $5,000 for an annual board retainer, $1,000 for each board meeting attended in person, $500 for each board meeting attended by telephone connection, $500 for committee meetings attended in person, and $250 for committee meetings attended by telephone connection. Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting. Each Non-Employee Director who chairs the Audit Committee also receives a $5,000 annual retainer. Each Non-Employee Director who chairs the Compensation and Stock Option Committee and the Governance/Nominating Committee receives a $2,500 annual retainer. Prior to August 19, 2003, each Non-Employee Director received an initial grant of 8,000 shares of Common Stock under our Amended and Restated Non-Employee Director Stock Option Plan on his or her first day of service as a Non-Employee Director and an annual grant of 3,000 shares of Common Stock on the date of each Annual Meeting after the initial year of service.

                        COMMITTEE REPORT TO STOCKHOLDERS

    The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation and Stock Option Committee is comprised of four non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on ZYGO's business goals and consistent with stockholders' interests. Our specific duties include reviewing ZYGO's compensation practices and determining or recommending compensation for certain executive officers and key employees.

COMPENSATION PHILOSOPHY

    ZYGO believes that a strong, explicit link should exist between executive compensation and the value delivered to stockholders. This belief has been adhered to by developing both short-term and long-term incentive pay programs, which provide competitive compensation and reward executives for individual contributions to the achievement of the Company's business objectives. The overall objectives of this compensation policy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

    Pay Mix and Measurement. The Company's executive compensation is based on three components, base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, we did not relate the various elements of corporate performance to each element of executive compensation. Rather, our Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to this performance.

    Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall Company performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

    Short-Term Incentives. At the start of each fiscal year, target levels of financial performance are established by senior management of ZYGO during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

    The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance and contributions. We approve all awards made to senior executives.

    Long-Term Incentives. Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Common Stock and will only have value if the stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by ZYGO for the options to vest.

FISCAL 2003 COMPENSATION TO CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Robinson, the Chief Executive Officer of ZYGO, has been determined and adjusted on the same basis as used for all executives as described above. During fiscal 2003, Mr. Robinson received salary payments totaling $312,116. Due to the Company's financial performance versus its targets in fiscal 2003, Mr. Robinson will not receive a bonus under Zygo's management incentive plan for fiscal 2003.

    Our Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We believe that executive compensation levels during 2003 adequately reflect the Company's compensation goals and policies.

    In general, Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount of compensation the Company can deduct for a year with respect to each of certain executive officers. For this purpose, certain performance based and other compensation may, under certain circumstances, be disregarded. We are mindful of the deductibility limitation in making compensation decisions. Nevertheless, there can be no assurance that compensation realized, including on any particular stock option or other award, will be fully deductible.

                                          COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                          ROBERT G. MCKELVEY, Chairman
                                          EUGENE G. BANUCCI
                                          PAUL F. FORMAN
                                          SEYMOUR E. LIEBMAN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Eugene G. Banucci, Paul F. Forman, Seymour E. Liebman, and Robert G. McKelvey are presently the members of the Compensation Committee. Mr. Forman provides consulting services to ZYGO at the request of senior management at the rate of $125 per hour, plus expenses. Mr. Forman was paid approximately $115,000 and $10,000 in connection with his consulting services in the years ended
June 30, 2003 and 2002, respectively. Mr. Liebman is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. ('Canon'). Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of our products in Japan. We also have a significant research and development contract with Canon. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $53,000,000 for fiscal 2003, or approximately 51% of our total net sales. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, Canon and we have entered into agreements providing for confidential exchanges of certain technology, similar to agreements with various other customers. Mr. McKelvey is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer that provides investment advice and handles transactions of a portion of our funds available for investment.

                             EXECUTIVE COMPENSATION

    The following table contains information concerning the cash compensation paid or to be paid by ZYGO, as well as certain other compensation paid or accrued during the fiscal years indicated, to our Chief Executive Officer during the 2003 fiscal year and our other four most highly compensated executive officers, as well as an additional former executive officer (which we refer collectively to as the 'named executives'), whose cash compensation exceeded $100,000 for the year ended June 30, 2003 for services in all capacities to our company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                              ANNUAL COMPENSATION                           COMPENSATION
                                 ----------------------------------------------   ---------------------------------
                                                                                   SECURITIES
NAME & PRINCIPAL POSITION        FISCAL                          OTHER ANNUAL      UNDERLYING        ALL OTHER
HELD DURING FISCAL 2003           YEAR     SALARY     BONUS     COMPENSATION(1)   OPTIONS/SARS   COMPENSATION(2)(3)
-----------------------           ----     ------     -----     ---------------   ------------   ------------------
J. Bruce Robinson .............   2003    $312,116   $  --          $10,800          25,000            $7,595
  Chairman, President and         2002    $300,000   $  --          $10,800          35,000            $9,188
  Chief Executive Officer         2001    $293,269   $146,358       $10,800          84,625            $7,888

Richard M. Dressler(4) ........   2003    $174,464   $  --          $10,800          11,200            $4,561
  Vice President, Chief           2002    $164,262   $  --          $10,800           7,000            $5,840
  Financial Officer and           2001    $ 61,539   $ 22,767       $ 4,154          25,000            $1,843
  Treasurer

Brian J. Monti ................   2003    $197,448   $  --          $10,800          15,000            $6,489
  Vice President, Worldwide       2002    $191,268   $  --          $10,800           7,000            $6,587
  Sales and Marketing             2001    $187,454   $ 74,321       $10,800          26,875            $6,374

Robert A. Smythe ..............   2003    $167,129   $  --          $10,800           6,000            $6,082
  Vice President, Marketing       2002    $162,534   $  --          $10,800           7,000            $5,748
                                  2001    $161,260   $ 48,740       $10,800          10,625            $5,735

Carl A. Zanoni ................   2003    $233,212   $  --          $10,800          11,200            $6,539
  Senior Vice President           2002    $222,277   $  --          $10,800           7,000            $7,626
  Technology, Director            2001    $222,277   $ 77,935       $10,800          56,250            $7,057

John Berg(5) ..................   2003    $215,394   $  --          $ 2,908          --                $   12
  formerly President,             2002    $200,000   $  --          $10,800           7,000            $6,842
  Zygo TeraOptix and director     2001    $200,000   $ 34,144       $10,385         112,500            $4,227

---------

(1) Amounts paid as automobile allowance.

(2) Includes aggregate amounts of $4,955, $2,977, $4,905, $4,305, $4,955, and $0 in fiscal 2003, $6,308, $3,923, $4,384, $3,876, $5,013, and $4,538 in fiscal
    2002, and $5,008, $0, $4,171, $3,863, $4,444, and $1,923 in fiscal 2001, paid or contributed on behalf of Messrs. Robinson, Dressler,
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Monti, Smythe, Zanoni, and Berg, respectively, under our Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of this Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to our company. Employees are fully vested in contributions made in the discretion of ZYGO under the 401(k) component of the Plan.

(3) Includes $2,640, $1,584, $1,584, $1,777, $1,584, and $12 in fiscal 2003,
    $2,880, $1,917, $2,203, $1,872, $2,613, and $2,304 in fiscal 2002, and
    $2,880, $1,843, $2,203, $1,872, $2,613, and $2,304 in fiscal 2001, for
    Messrs. Robinson, Dressler, Monti, Smythe, Zanoni, and Berg, respectively, representing the value of life insurance provided to the named executives.

(4) Mr. Dressler commenced employment with ZYGO in January 2001.

(5) We were party to an employment agreement with Mr. Berg. See 'Other Agreements and Other Matters.' Mr. Berg was our President of Zygo TeraOptix until September 2002. In 2003, salary includes severance payments of $142,308 made after September 2002, in accordance with the employment agreement.

                OPTION PLAN BENEFITS GRANTED DURING FISCAL 2003

                                                                                           POTENTIAL REALIZED
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                       OPTION'S TERM
                                     ---------------------------------------------------   -------------------
                                                     % OF
                                       NO. OF       TOTAL
                                     SECURITIES    OPTIONS       EXERCISE
                                     UNDERLYING   GRANTED TO     PRICE OR
                                      OPTIONS     EMPLOYEES     BASE PRICE    EXPIRATION
NAME                                 GRANTED(1)    IN 2003     PER SHARE(2)      DATE         5%        10%
----                                 ----------    -------     ------------      ----         --        ---
J. Bruce Robinson..................    25,000        7.8%         $6.54        8/26/12     $102,824   $260,577
Richard M. Dressler................    11,200        3.5%         $6.54        8/26/12     $ 46,065   $116,738
Brian J. Monti.....................    15,000        4.7%         $6.54        8/26/12     $ 61,695   $156,346
Robert A. Smythe...................     6,000        1.9%         $6.54        8/26/12     $ 24,678   $ 62,538
Carl A. Zanoni.....................    11,200        3.5%         $6.54        8/26/12     $ 46,065   $116,738

---------

(1) Options vest ratably over four years commencing on the first anniversary of the grant.

(2) For all option grants, the exercise price was equal to the market value of the underlying Common Stock on the day of the grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT               IN-THE MONEY OPTIONS
                                                            JUNE 30, 2003              AT JUNE 30, 2003(1)
                        SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                      ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------     --------   -----------   -------------   -----------   -------------
J. Bruce Robinson.....      --               --        116,064        98,561         $--            $36,500
Richard M. Dressler...      --               --         14,250        28,950         $--            $16,352
Brian J. Monti........      --               --         33,938        39,937         $--            $21,900
Robert A. Smythe......      31,124        $162,928      14,814        17,811         $--            $ 8,760
Carl A. Zanoni........      --               --         50,876        49,574         $--            $16,352

---------

(1) Options with an exercise price per share less than the market price per share of the underlying Common Stock at June 30, 2003 of $8.00 (the closing price in the public markets).

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information about shares of our Common Stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of June 30, 2003, including the 2002 Equity Incentive Plan, the Amended and Restated Non-Qualified Stock Option Plan, the Amended and Restated Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan.

                                                                                              NUMBER OF
                                                                                             SECURITIES
                                                                                              REMAINING
                                                                                            AVAILABLE FOR
                                           NUMBER OF SECURITIES                            FUTURE ISSUANCE
                                               TO BE ISSUED        WEIGHTED-AVERAGE         UNDER EQUITY
                                             UPON EXERCISE OF      EXERCISE PRICE OF     COMPENSATION PLANS
                                               OUTSTANDING            OUTSTANDING       (EXCLUDING SECURITIES
                                            OPTIONS, WARRANTS,    OPTIONS, WARRANTS,        REFLECTED IN
                                                AND RIGHTS            AND RIGHTS              COLUMN(a)
                                           --------------------   -------------------   ---------------------
PLAN CATEGORY                                      (a)                    (b)                    (c)
-------------                                      ---                    ---                    ---
Equity Compensation Plans Approved by
  Stockholders...........................       1,759,489(1)            $32.447               1,750,361
Equity Compensation Plans Not Approved by
  Stockholders...........................          25,000(2)            $18.640                   --
                                                ---------               -------               ---------
    Total................................       1,784,489               $32.253               1,750,361
                                                ---------               -------               ---------
                                                ---------               -------               ---------

---------

(1) Reflects outstanding options and securities issued under our 2002 Equity Incentive Plan, Amended and Restated Non-Qualified Stock Option Plan, Amended and Restated Non-Employee Director Stock Option Plan, and Employee Stock Purchase Plan. Does not include options to purchase an aggregate of 42,720 shares of Common Stock under our Employee Stock Purchase Plan, with an exercise price of $5.9415 per share, which were exercised for the offering period ended June 30, 2003.

(2) Represents a warrant issued to Zetetic Institute, which is described below.

                              -------------------

    On June 26, 2001, the Board of Directors issued a warrant to purchase 25,000 shares of our Common Stock to the Zetetic Institute, a non-profit organization that provides assistance to us in connection with certain research and development activities. Such warrant did not receive stockholder approval. The warrant has an exercise price of $18.64 per share, the closing price of our Common Stock on the date of issuance, expires on June 26, 2011 and vests, in equal annual increments, on each of the first four anniversaries of the date of issuance. While registration of the warrant and the shares of common stock issuable upon the exercise of the warrant is not contemplated, the Company believes that exemption of such registration is available under Section 4 (2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

                       OTHER AGREEMENTS AND OTHER MATTERS

    In January 1999, we entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time-to-time. The employment agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement also provided for the grant to Mr. Robinson of a stock option to purchase 50,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock option vesting at the end of each of the first four years. Effective
November 18, 1999, Mr. Robinson's employment agreement was amended to change Mr. Robinson's position to President and Chief Executive Officer and to increase his annual base salary to $275,000 (or such higher amount as the Board may determine from time-to-time).

    In July 1999, we entered into an employment agreement with Mr. Monti to serve as Vice President -- Sales & Marketing. Under the agreement, Mr. Monti receives an annual base salary of $175,000 or such higher amount as the Board may determine from time-to-time. Mr. Monti's agreement, which was for an initial term of one year, provides for automatic one-year renewal terms unless terminated by either party upon thirty (30) days prior written notice. The employment agreement with Mr. Monti also provided for the grant to Mr. Monti of a stock option to purchase 20,000 shares of our Common Stock, at the market price on the date of grant, with 25% of the stock options vesting at the end of each of the first four years.

    The employment agreements described above grant to Messrs. Robinson and Monti a severance package in the event we terminate their employment (other than for justifiable cause (as defined in each of the employment agreements), disability, or death) with our Company. Under the package, Mr. Robinson would be paid his base salary from the time of his involuntary termination to 12 months thereafter. In addition, in the event Mr. Robinson resigns within 90 days of a 'Change of Control' (as defined in his agreement) of our Company, the agreement generally provides for (i) the continued payment of his salary for a one-year period, and (ii) the continuation, for a period of the lesser of one year or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Robinson. The severance coverage for Mr. Robinson additionally provides for the automatic vesting of options to purchase shares of Common Stock then held by Mr. Robinson.

    Mr. Monti's agreement provides for the continuation of his base salary for six months from the date of his involuntary termination. In the event his employment is terminated without justification and occurs after a 'Change of Control', the agreement provides for the (i) continuation of existing health, dental and long-term disability insurances, as well as AD&D coverage in effect at the time of termination for a period of the lesser of six months or until covered by another plan and (ii) continuation of Mr. Monti's salary for a period of six months after the date of termination.

    In connection with our acquisition of Firefly Technologies, Inc. (now called Zygo TeraOptix) in May 2000, Zygo TeraOptix entered into an employment agreement with, among others, each of John Berg and Patrick Tan, our then President and Vice President, Business Operations, respectively, of Zygo TeraOptix. The employment agreements provided for a term of 3 years commencing May 5, 2000, subject to automatic one-year renewal terms unless terminated by either party upon sixty (60) days prior written notice. The employment agreements further provided for Mr. Berg and Mr. Tan to receive, among other things, an annual base salary of $200,000 and $175,000, respectively, or such higher amount as the President of ZYGO may determine from time-to-time, and one year's base salary as severance in the event his employment is terminated by ZYGO (other than for justifiable cause (as defined in each of the agreements), disability, or death) or by Mr. Berg or Mr. Tan, as applicable, for Good Reason (as defined in each of the agreements). The severance coverage for each of Messrs. Berg and Tan additionally provided for the automatic vesting of options to purchase shares of our Common Stock then held by Mr. Berg or Mr. Tan, as applicable, in the event the employment is terminated by him for Good Reason. Messrs. Berg's and Tan's employment with ZYGO terminated in September 2002 and January 2003, respectively, and severance payments are being made in accordance with their employment agreements.

    Mr. Forman provides consulting services to ZYGO at the request of senior management at the rate of $125 per hour, plus expenses. Mr. Forman was paid approximately $115,000 and $10,000 in connection with his consulting services in the years ended June 30, 2003 and 2002, respectively.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they filed.

    Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2003 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that certain Form 4 filings described below were not made on a timely basis. Option grants issued to officers in August 2002 were not filed on a timely basis. In addition, it was also determined that option grants issued in previous periods to officers were not filed. The Form 4 reporting option grants for each of the following individuals was not timely filed: Mr. Dressler (3 grants), Mr. Monti (5 grants), Mr. Robinson (6 grants), Mr. Smythe (6 grants), and Mr. Zanoni (7 grants). All of the delinquent filings were subsequently made in August 2003. Option grants issued to directors Taylor, Liebman, McKelvey, and Forman in November 2001 were not reported on a Form 4 on a timely basis. These filings were subsequently made in July and August 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Canon Sales Co., Inc., a subsidiary of Canon, acts as a distributor of certain of our products in Japan. Mr. Seymour E. Liebman, a member of our Board of Directors and audit and compensation and stock option committees, is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon. (See 'Compensation Committee Interlocks and Insider Participation' earlier in this Proxy Statement.)

    Mr. McKelvey is Chairman and President of George McKelvey Co., Inc., an investment advisor and securities broker-dealer, that provides investment advice and handles transactions of a portion of our funds available for investment.

                         REPORT OF THE AUDIT COMMITTEE

    The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management is responsible for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

    In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting and other matters.

    Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the Company's audited financial statements which are included in the Company's 2003 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

    In addition, the Board of Directors has determined that all of the members of the Audit Committee are 'independent,' as defined by the rule of the National Association of Securities Dealers (NASD) that governs audit committees, Rule 4310 (c)(26)(B)(iii), including the requirement that audit committee members all be 'independent directors' as that term is defined by NASD
Rule 4200 (a)(14).

                                          AUDIT COMMITTEE

                                          ROBERT B. TAYLOR, Chairman
                                          SEYMOUR E. LIEBMAN
                                          BRUCE W. WORSTER

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 2003 (except as otherwise noted),
(i) by each director of ZYGO, (ii) by each executive officer named in the Summary Compensation Table (see 'Executive Compensation' earlier in this proxy statement) (iii) by each person known by ZYGO to own beneficially 5% or more of our Common Stock, and (iv) by all directors and executive officers of our company as a group. All such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them, except for shares, which can be acquired by the exercise of stock options, and as may otherwise be noted. Unless otherwise indicated, the address for the named persons is c/o Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455.

DIRECTORS, OFFICERS AND                                         NUMBER         % OF
5% STOCKHOLDERS                                               OF SHARES    COMMON STOCK
---------------                                               ---------    ------------
Eugene G. Banucci(a)........................................      8,000       *

Paul F. Forman(b)...........................................    384,530         2.2%

Samuel H. Fuller(c).........................................      8,000       *

Seymour E. Liebman(d).......................................     79,500       *

Robert G. McKelvey(e).......................................    126,370       *

J. Bruce Robinson(f)........................................    142,721       *

Robert B. Taylor(g).........................................     74,500       *

Bruce W. Worster(h).........................................     11,000       *

Carl A. Zanoni(i)...........................................    528,076         3.0%

Richard M. Dressler(j)......................................     40,800       *

Brian J. Monti(k)...........................................     46,404       *

Robert A. Smythe(l).........................................     34,527       *

John Berg...................................................    149,329       *

Kopp Investment Advisors, Inc.
Kopp Holding Company
LeRoy C. Kopp(m) ...........................................  3,755,431        21.3%
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435

Canon Inc.(n) ..............................................  1,210,410         6.9%
  Shinjuku Dai-Ichi Seimei Building
  Tokyo 160, Japan

Kern Capital Management(o) .................................  1,119,600         6.4%
  Robert E. Kern Jr.
  David G. Kern
  114 West 47th Street, Suite 1926
  New York, New York 10036

Dimensional Fund Advisors, Inc.(n) .........................  1,089,692         6.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

All directors and executive officers as a group
  (15 persons) (p)..........................................  1,606,673         9.7%

---------

  * Less than 1%

 (a) Includes options to purchase 8,000 shares of Common Stock, which are exercisable within 60 days.

 (b) Includes options to purchase 12,000 shares of Common Stock, which are exercisable within 60 days.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) Includes options to purchase 8,000 shares of Common Stock, which are exercisable within 60 days.

 (d) Includes options to purchase 62,000 shares of Common Stock, which are exercisable within 60 days. Does not include 1,210,410 shares owned by Canon, Inc., an affiliate of Canon U.S.A., Inc.

 (e) Includes options to purchase 12,000 shares of Common Stock, which are exercisable within 60 days.

 (f) Includes options to purchase 136,064 shares of Common Stock, which are exercisable within 60 days.

 (g) Includes options to purchase 69,000 shares of Common Stock, which are exercisable within 60 days.

 (h) Includes options to purchase 11,000 shares of Common Stock, which are exercisable within 60 days.

 (i) Includes options to purchase 56,676 shares of Common Stock, which are exercisable within 60 days.

 (j) Includes options to purchase 18,800 shares of Common Stock, which are exercisable within 60 days.

 (k) Includes options to purchase 44,438 shares of Common Stock, which are exercisable within 60 days.

 (l) Includes options to purchase 19,314 shares of Common Stock, which are exercisable within 60 days.

 (m) The amount shown and the following information is derived from Amendment No. 8 to Schedule 13G, dated January 23, 2003, filed jointly on behalf of Kopp Investment Advisors, Inc. ('Kopp Advisors'), Kopp Holding Company ('Kopp Holding'), and LeRoy C. Kopp ('LCK'). Kopp Advisors has sole voting power over 1,169,000 of such shares, sole dispositive power over 815,000 of such shares and shared dispositive power over 2,835,431 of such shares. LCK is deemed to beneficially own 3,755,431 shares of common stock and has sole voting and dispositive power over 105,000 of such shares. Kopp Holding is deemed to beneficially own 3,755,431 shares of common stock. Kopp Advisors is a wholly owned subsidiary of Kopp Holding and LCK owns 100% of the outstanding capital stock of Kopp Holding.

 (n) Information derived form NASDAQ Online as of September 16, 2003.

 (o) The amount shown and the following information is derived from Amendment No. 3 to Schedule 13G, dated February 14, 2003, filed jointly on behalf of Kern Capital Management LLC ('Kern Capital'), Robert E. Kern Jr. ('REK') and David G. Kern ('DGK'). Each of Kern Capital, REK, and DGK is deemed to beneficially own all such 1,119,600 shares of common stock. Kern Capital has sole voting power and sole dispositive power over all such 1,119,600 shares. Each of REK and DGK has shared voting power and shared dispositive power over all such 1,119,600 shares. REK and DGK are controlling members of Kern Capital.

 (p) Includes options to purchase 567,344 shares of Common Stock, which are exercisable within 60 days.

                               PERFORMANCE GRAPH

    The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent ZYGO specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph below compares cumulative total return of our Common Stock with the cumulative total return of (i) the Nasdaq National Market -- U.S. Index and
(ii) a group of peer companies weighted to reflect differing market capitalizations. Companies in the peer group are ADE Corp., Cyberoptics Corp., KLA-Tencor Corp., Integral Vision, Inc., Nanometrics, Inc., Perceptron, Inc., and Robotic Vision Systems, Inc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG ZYGO CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
                             INDEX AND A PEER GROUP

                              [PERFORMANCE GRAPH]

Zygo Corporation        NASDAQ Stock Market (U.S.)    Peer Group
      100                       100                       100
       77.22                    143.67                    199.05
      613.08                    212.43                    404.89
      150.21                    115.46                    346.21
       54.35                     78.65                    253.16
       54.48                     87.33                    261.66

        * $100 invested on 6/30/98 in stock or index including reinvestment of dividends.
          Fiscal year ending June 30.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP ('KPMG') has been selected as our independent auditors for the fiscal year 2004. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

    KPMG was our independent auditor for the fiscal year 2003. In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal 2003.

    Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the annual audit of our financial statements for the years ended June 30, 2003 and 2002, and the reviews of the condensed financial statements included in quarterly Reports of Forms 10-Q for the years ended June 30, 2003 and 2002 were $214,000 and $187,000, respectively.

    Other Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for other audit fees for the years ended June 30, 2003 and 2002 were $16,000 and $41,000, respectively. These fees included services related to the audit of our pension plan and the review of the registration statement of our 2002 Equity Incentive Plan.

    Tax Fees. The aggregate fees billed for tax services rendered by KPMG LLP during the years ended June 30, 2003 and 2002, were approximately $134,000 and $240,000, respectively. These services related to certain tax return preparation and tax consulting matters.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals which are intended to be presented at our 2004 Annual Meeting of Stockholders must be received by us no later than June 8, 2004 for inclusion in the proxy statement and form of proxy we issue relating to that meeting.

                    OTHER MATTERS COMING BEFORE THE MEETING

    As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                          By Order of the Board of Directors

                                          PAUL JACOBS,
                                          Secretary

October 6, 2003

                                                                      APPENDIX A

                           AUDIT COMMITTEE CHARTER OF
                                ZYGO CORPORATION

AUDIT COMMITTEE COMPOSITION

    This charter governs the operations of the audit committee (the 'Audit Committee' or 'Committee') of the Board of Directors (the 'Board') of Zygo Corporation (the 'Company'). The Audit Committee shall review and reassess this Charter and obtain annually its reapproval, or the approval as to any changes, as the case may be, by the Board. The Committee shall be comprised of at least three directors, each of whom shall have no relationship with the Company that may interfere with the exercise of his or her independence from management and the Company and shall otherwise satisfy the requirements of independence as required by law and under the rules of the Nasdaq National Exchange. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have sophisticated accounting or related financial management expertise. Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee.

AUDIT COMMITTEE PURPOSE

    The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     Appoint, determine the compensation of, and oversee the work of, the Company's independent auditor.

     Monitor the integrity of the Company's financial reporting processes.

     Review the adequacy and effectiveness of the Company's systems of internal accounting and financial controls.

     Review the annual independent audit of the Company's financial statements.

     Provide an avenue for open communication among the independent auditor, management and the Board of Directors.

GENERAL DUTIES AND POWERS

    1. The Audit Committee shall report Committee actions to the full Board of Directors and may make appropriate recommendations.

    2. The Audit Committee has the independent authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the organization. The Committee is authorized to retain, at the Company's expense, independent counsel, accountants or others it needs to assist in an investigation.

    3. The Committee shall meet at least four times annually, or more frequently as circumstances dictate in such a format as the Committee deems appropriate. The Audit Committee chairman shall approve an agenda in advance of each meeting and has the power to call a Committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from anyone in the organization, including management.

    4. The Audit Committee shall have sole authority to, and shall, pre-approve all audit and non-audit services provided by the independent auditor to the Company and shall assure that the independent auditor is not engaged to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member or members of the Audit Committee. The decisions of any Audit Committee member or members to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

    5. The Committee shall do whatever else the law, the Company's charter or bylaws or the Board of Directors requires.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITOR

    1. The Audit Committee shall review annually the qualifications and proposed audit fees for the next fiscal year of the independent auditor for Company audits. Upon completion of the review, the Audit Committee shall retain an independent auditor on behalf of the Company and shall approve the fees for the audit.

    2. The Audit Committee shall confirm and assure the objectivity and independence of the independent auditor, including a review of the matters included in the written disclosures required by the Independence Standards Board.

    3. The Audit Committee shall review with the independent auditor, its audit scope, staffing, reliance upon management, general work and procedural plans.

RESPONSIBILITIES FOR INTERNAL CONTROLS AND PROCEDURES

    1. The Audit Committee shall establish or determine that there are procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Such procedures shall ensure the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting auditing matters.

    2. The Audit Committee shall review and discuss with management and the independent auditor the adequacy and effectiveness of the Company's accounting and financial reporting controls, including the Company's computerized information system controls and security and the Company's policies and procedures to assess, monitor, and manage business risks, and legal and ethical compliance programs.

    3. The Audit Committee shall recommend to the Board any changes in the system of internal controls, procedures and practices which the Committee determines to be appropriate.

    4. The Audit Committee shall review the Company's disclosure controls and procedures from time to time, as well as certifications of the Company officers required by law with respect thereto, to assist in assuring their effectiveness.

    5. The Audit Committee shall ask management and the independent auditor about significant financial risk exposures and shall assess management's steps to minimize them.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

    1. The Audit Committee shall receive regular reports from the independent auditor on, and assess, the critical accounting policies and practices of the Company and on all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

    2. The Audit Committee shall review the interim financial reports with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q, and shall review with the CEO and CFO the contents of any required certification related to the filing of the Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards.

    3. Shortly after the annual audit is completed, the Audit Committee shall review and discuss the following with management and the independent auditor in collective or independent sessions, as the Committee deems appropriate:

        (a) The Company's annual financial statements and related footnotes.

        (b) The independent auditor's audit report on the financial statements.

        (c) The management letter relating to the audit report.

        (d) The auditor's qualitative judgments about the appropriateness of critical accounting principles and practices and financial disclosure.

        (e) Any significant questions between management and the independent auditor that arose during the audit, together with management's responses to such questions.

        (f) Any other matters relating to the audit procedures or findings that the auditor is required to communicate to the Committee under generally accepted accounting standards, by law, as required by the Securities and Exchange Commission, or the Nasdaq National Market.

    4. The Audit Committee shall discuss with management any significant findings during the year and management's responses to them and any changes to the planned scope of management's internal audit plan that the Committee deems advisable.

    5. The Audit Committee shall review with management and the independent auditor the information included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of the critical accounting policies and practices, the reasonableness of significant judgments, the alternatives available to the Company for applying different generally accepted accounting principles and the effect and desirability of such alternatives and the independent auditor's preferred treatment, and the clarity of the information disclosed. The Committee shall also review with the CEO and CFO the contents of any required certification related to the filing of the Form 10-K.

    6. The Audit Committee shall review earnings releases disclosing 'pro forma' or 'adjusted' non-generally accepted accounting principles, information.

OTHER RESPONSIBILITIES

    1. The Audit Committee shall prepare the report for inclusion in the Company's annual proxy statement that describes the Committee's composition and responsibilities and how the responsibilities were fulfilled.

    2. The Audit Committee shall review and, if necessary, update the Committee's charter annually.

    3. The Audit Committee shall periodically require each of its members to certify that such member meets the independence requirements prescribed by law and the Nasdaq National Market, including that such person has received no compensation from the Company other than director and Board committee fees.

    4. The Audit Committee shall review, with the independent auditor, the results of their examination of compliance with the Company's code of conduct.

    5. The Audit Committee shall review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

    6. The Audit Committee shall meet with the independent auditor and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

    7. The Audit Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

    While the Audit Committee has the responsibilities and authorities set forth in this Charter, it is the duty of management and the independent auditor to plan or conduct audits and to determine that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles.

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     APPENDIX 1

                                ZYGO CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 2003.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mr. J. Bruce Robinson and Mr. Richard M. Dressler as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorize them to represent and to vote, as designated below, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 18, 2003, at the Annual Meeting of Stockholders to be held on November 13, 2003, at 10:00 a.m., or at any adjournment or postponement of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED 'FOR' THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIRECTOR IN PROPOSAL
NO. 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

[ ] I PLAN TO ATTEND THE MEETING TO BE HELD AT LYMAN HOMESTEAD AT LYMAN
    ORCHARDS, LYMAN ROAD, MIDDLEFIELD, CONNECTICUT ON NOVEMBER 13, 2003.

                      (continued and to be dated and signed on the reverse side)

Proposal No. 1  Election of Directors: The nine nominees are: Eugene G. Banucci,
                Paul F. Forman, Samuel H. Fuller, Seymour E. Liebman, Robert G. McKelvey, J. Bruce Robinson, Robert B. Taylor, Bruce W. Worster, and Carl A. Zanoni.

    [ ] For all listed              [ ] Withhold authority          [ ] For all nominees, except withhold authority
        nominees                        for all listed nominees         for the nominees so indicated (strike names
                                                                        from list above to withhold authority)

                                            Please sign exactly as name
                                            appears hereon. All joint owners
                                            should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee, guardian, or custodian for
                                            a minor, please give full title
                                            as such. If a corporation, please
                                            sign full corporate name and
                                            indicate the signer's office. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            Date: _____________________, 2003

                                            _________________________________
                                                        Signature

                                            _________________________________
                                                Signature if held jointly

PLEASE MARK YOUR CHOICE LIKE THIS [ ] IN BLUE OR BLACK INK.